PRESS RELEASE

Groupe Doux Begins Next Phase Testing of
Tasker Products’ Unifresh™ Pen Spray

DANBURY, CT – February 9, 2006 – Tasker Capital Corp. (“Tasker”) (OTC BB: TKER) today announced that Groupe Doux has begun the next phase of testing of Tasker’s Unifresh™ Pen Spray. The tests, which will be conducted at several of Groupe Doux’s poultry farms in France, are expected to be completed in approximately fifteen weeks. Unifresh™ Pen Spray, which is still in development in the United States, is a product designed to reduce or neutralize the ammonia byproduct in poultry pens. High ammonia levels can have adverse effects on poultry health, impacting weight and mortality rates.

The initial test performed during the fourth quarter of 2005 by Groupe Doux was intended to determine the method of delivery to poultry pens replete with chickens. Although the test indicated that benefits may be achieved through the use of the product, the initial test was limited in scope. The next phase of tests will include more farms in order to achieve a suitable statistical representation that will provide more reliable results.

“The current tests are designed to determine the benefits of Unifresh™ Pen Spray and, once learned, to establish a statistical base to support the findings. Upon their successful completion, we intend to use the data as a basis for regulatory approbation and for product marketing in the European Union,” commented Jean-Charles Doux, Board Director of Groupe Doux.

Groupe Doux is a premier European poultry producer and a world leader in exports of poultry and further processed poultry products. Groupe Doux has close relations with approximately 4,800 poultry farms.

Richard Falcone, Tasker’s President and CEO, said, “In addition to our cooperative effort with Groupe Doux in the European Union, we are arranging to conduct similar tests in the United States. Both of these markets, individually, offer extensive opportunities for our Unifresh™ Pen Spray. These tests are expected to validate the benefits of our product in reducing and neutralizing the ammonia byproduct inherent in poultry farming, and promote a healthier environment in which to raise poultry for consumption. Upon their successful completion, and subject to regulatory approvals where required, we intend to vigorously market the product worldwide.”

About Tasker

Tasker is a manufacturer, distributor and marketer of products with various applications that use the pHarlo technology. The pHarlo technology utilizes a highly charged and acidified, yet stable and safe, solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets Close Call™, an oral hygiene breath drink, and Unifresh™ Footbath, a grooming aid product for dairy cows.

This release and the Company’s other communications contain forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events, and including, but not limited to, statements about the Company’s ability to market the Unifresh™ Pen Spray product and the intentions of Groupe Doux to seek regulatory approval for the Unifresh™ Pen Spray product in the European Union. Forward-looking statements, including those set forth above, involve estimates, assumptions, and known and unknown risks and uncertainties. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to successfully market our products and compete with other products in our space, the risk of unfavorable federal regulation or the inability to obtain any necessary approvals to manufacture, market and sell our products, and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail in the filings we make with the Securities and Exchange Commission, including in our most recent Report on Form 10-KSB and Form 10-QSB. The information contained in any forward-looking statement is qualified in its entirety be reference to cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission.

Investor Contact:

   Joseph M. Zappulla
   Wall Street Consultants Corp.
   212-681-4100
   jzappulla@wallstreetir.com

   Joan Harper
   Arthur Schmidt & Associates, Inc.
   516-767-7676